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                                                                   EXHIBIT 10.4D

                     FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 14, 1996, by and between SOUTHWEST WATER COMPANY, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
                                    --------

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 2, 1992, as amended from time to time ("Credit Agreement");

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.2 and Section 1.3 are hereby redesignated as Section 1.3 and
Section 1.4, respectively, and the following is hereby added to the Credit Agreement as a new Section 1.2:

     "SECTION 1.2.  TERM LOAN.

     (a) Term Loan.  Subject to the terms and conditions of this Agreement,
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Bank hereby agrees to make a loan to Borrower in the principal amount of Three
Million Dollars ($3,000,000.00) ("Term Loan"), the proceeds of which shall be used by Borrower to
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purchase 49% of the issued and outstanding common stock of Windermere Utility
Company, Inc. ("Windermere"), and to acquire an option to purchase an additional 9% of the issued and outstanding common stock of Windermere. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Term Note"), all terms of which are incorporated herein by this reference. Bank's commitment to grant the Term Loan shall terminate on June 30, 1996.

     (b) Repayment.  The principal amount of the Term Loan shall be repaid in
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accordance with the provisions of the Term Note.

     (c) Prepayment.  Borrower may prepay principal on the Term Loan solely in
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accordance with the provisions of the Term Note."

     2. Subsections (a) and (b) of Section 1.3 are hereby amended and restated in their entirety to read as follows:

     "(a)  Interest.  The outstanding principal balances of the Line of Credit
           --------
and the Term Loan shall bear interest at the rates of interest set forth in the Line of Credit Note and Term Note (collectively, the "Notes").

     (b) Compensation and Payment.  Interest shall be computed on the
         ------------------------
basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Notes."

     3. Section 1.4 is hereby amended and restated in its entirety to read as follows:

     "SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under the Line of Credit and the Term Loan by charging Borrower's demand deposit account number 6627-351794 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower."

     4. The definition of "Subsidiary" set forth in Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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     "As used herein, the term "Subsidiary" shall mean any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned directly or indirectly by Borrower, and it shall also mean any corporation for which Borrower has the right, directly or indirectly, contractually or otherwise, to elect a majority of the directors."

     Concurrently with the funding of the Term Loan pursuant to the terms and conditions of this Amendment, Windermere shall be deemed a "Subsidiary" under the Credit Agreement, and the following clause shall be added at the end of the second sentence of Section 2.1, before the period:

     "Windermere Utility Corporation, a Texas corporation ("Windermere")".

     5. Section 5.1 is hereby amended and restated in its entirety to read as follows:

     "SECTION 5.1. USE OF FUNDS. Use any of the proceeds of the Line of Credit or the Term Loan except for the purposes stated in Article I."

     6. Section 5.5 is hereby amended by adding at the end thereof, before the period, the following new clause:

"and (e) a security interest in the cash, accounts and general intangibles of Windermere granted to Minton, Burton, Foster & Collins, P.C., as trustee ("MBFC") as collateral for a promissory note dated May 23, 1996 in the principal amount of $1,000,000.00 executed by Windermere to the order of MBFC (the "Windermere Note")."

     7. Section 5.7 is hereby amended and restated in its entirety to read as follows:

     "SECTION 5.7. SUBSIDIARY OWNERSHIP. Sell, pledge or otherwise assign or transfer any interest in any Subsidiary, or permit any Subsidiary to sell, pledge or otherwise assign or transfer any

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interest in any other Subsidiary, except that (a) Borrower or any Subsidiary may sell an interest in a Subsidiary which has a net worth of less than $500,000.00, so long as total sales during any calendar year of interests in Subsidiaries shall not exceed an aggregate net worth of $500,000.00; and (b) Borrower may sell the stock of Windermere to RTNT, Inc. pursuant to that certain RTNT Right of First Refusal Agreement and RTNT Call Purchase Agreement dated as of May 23, 1996 between Borrower and RTNT, Inc."

     8. Section 5.8 is hereby amended by adding at the end thereof, before the period, the clause "and (f) the Windermere Note".

     9. As consideration for the Term Loan, Borrower shall pay to Bank a loan fee of $10,000.00, which fee shall be due and payable in full upon execution of this Amendment.

     10. As conditions precedent to the obligation of Bank to grant the Term Loan, Borrower shall have provided to Bank evidence satisfactory to Bank that all of the following shall have occurred:

     (a) Loan Documents.  Bank shall have received (i) this Amendment,
         --------------
executed and delivered by a duly authorized officer of Borrower and (ii) the Term Note, executed by a duly authorized officer of Borrower.

     (b) Proceedings and Enforceability.
         ------------------------------

     (i) Bank shall have received a copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors of Borrower authorizing (A) the execution, delivery and performance of this Agreement, the Term Note and the other Loan Documents to which it is a party, (B) the borrowings contemplated hereunder and (C) the Purchase and Sale Transactions, certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to Bank and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (ii) Bank shall have received evidence satisfactory to it that the Purchase and Sale Agreements have been duly executed and delivered among, and are valid, binding and enforceable against

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Borrower, Windermere and RTNT, Inc. ("RTNT") to the extent they are parties thereto, and that such execution and delivery and consummation of Purchase and Sale Transactions and related actions do not and will not violate any organizational or charter documents, any law, rule or regulation, any order or judicial decree, or any material contract to which Windermere or Borrower is a party.

     (c)  Certificate of Incumbency.  Bank shall have received an
          -------------------------
Incumbency Certificate from Borrower, certified as of the Closing Date as true and correct by the Secretary or an Assistant Secretary of Borrower.

     (d)  Corporate Documents.  Bank shall have received true and complete
          -------------------
copies of the certificate of incorporation and by-laws of each of Borrower and Windermere, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such party.

     (e)  Legal Opinions.  Bank shall have received the executed legal
          --------------
opinions of Hutchinson & Grundy, counsel to Borrower and Phillips, Ettinger & Prikryl, L.L.P., counsel to RTNT, in form and substance satisfactory to Bank and its counsel, which opinions shall collectively cover, among other things, the matters described in (b), (g), (h), (i), (j), (k), (l) and (m)(i) and such other matters incident to the transactions contemplated by this Agreement and the Purchase and Sale Transactions as Bank may reasonably require.

     (f)  Financial Statements.  Bank shall have received a balance sheet
          --------------------
of Windermere dated as of the Closing Date, and a year-to-date statement of profit and losses of Windermere dated as of the Closing Date, prepared by Borrower, showing that Windermere has a positive net worth as of the Closing Date, together with a certificate of the chief financial officer of Borrower certifying that such financial statements are true and correct to the best of his knowledge.

     (g) Purchase and Sale Agreements.  Bank shall have received true and
         ----------------------------
correct copies, certified as to authenticity by Borrower, of the Purchase and Sale Agreements and each amendment and exhibit thereto, together with a certification by Borrower, Windermere and RTNT that other than the copies of the Purchase and Sale Agreements so delivered, there are no other understandings, commitments or obligations (oral or written) by or among them.

     (h) TCB Transactions.
         ----------------
Bank shall have received evidence satisfactory to it that (i) pursuant to the Note Purchase

                                      -5-
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Agreement, dated September 5, 1995, as amended by the Fourth and Fifth
Amendments thereto, by and between Texas Commerce Bank -Austin, National Association ("TCB") and Thom Farrell, Trustee and an Assignment of Notes and Liens (in form and substance satisfactory to Bank) Borrower shall have acquired that certain Promissory Note dated September 1988, executed by Windermere, payable to the order of TCB, and all related security interests and liens securing such Note, (ii) pursuant to the Stock Purchase Agreement, dated September 5, 1995, as amended by the Fourth and Fifth Amendments thereto, by and between TCB and Thom Farrell, Trustee, 580 Shares of Common Stock of Windermere shall have been acquired by Borrower and RTNT and all transactions contemplated by such agreement shall have been consummated, (iii) TCB shall have been provided with copies of the Purchase and Sale Agreements or with the opportunity to review such agreements and (iv) TCB has no claims, rights or obligations as against Windermere or its stockholders after giving effect to such purchase and the purchase of the Shares described below.

     (i) Stock Purchase and Equity Investment Transactions.  The
         -------------------------------------------------
authorized equity securities of Windermere shall consist solely of Common Stock, $1.00 par value, the only issued and outstanding shares of Common Stock of Windermere shall be 580 shares (the "Shares"), all of which shall be fully paid and nonassessable, and free of preemptive rights; there shall be no outstanding warrants, options, rights, convertible securities or any other claims in any way relating to any equity securities of Windermere; the sole legal and beneficial owners of the Shares shall be Borrower (284 Shares) and RTNT, Inc. (296 Shares), free and clear of any claims, liens or encumbrances (other than pursuant to the agreements referenced in (l) below); and all conditions set forth in the Equity Investment Agreement to Borrower's obligations shall have occurred without waiver, amendment or grace by Borrower.

     (j)  Permits and Regulatory Approvals.  Bank shall have received
          --------------------------------
evidence satisfactory to it that all permits, consents and approvals from all governmental authorities (including the Texas Natural Resource Conservation Commission) with respect to the acquisition of the Shares by Borrower and RTNT, the consummation of the Redemption, and the consummation of the other Purchase and Sale Transactions shall have been obtained and be in force and effect, Windermere shall have, after giving effect to all such transactions, such permits, approvals, consents, authorities and licenses from governmental authorities in order to conduct and operate its business, and the rates that may be charged by Windermere to users of its utilities services shall not, by reason of the Purchase and Sale Transactions, have increased or


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be required to increase.

     (k)  Redemption.  The Bank shall have received evidence satisfactory
          ----------
to it that each of the equity securities owned or claimed by the Minority Shareholders shall have been legally and validly acquired by Windermere in compliance with all legal requirements; the Minority Shareholders shall have no right, claim or cause of action as against, and not interest in any equity securities or any indebtedness of, Windermere, Borrower or RTNT other than pursuant to the Living Unit Equivalent Agreement; the City of Austin Transactions shall have been consummated and the proceeds from the consummation of the City of Austin Transactions shall have been applied to the acquisition of the equity securities of the Minority Shareholders in Windermere and the discharge of any liens and encumbrances thereon, and no other payments or obligations shall be due or outstanding to the Minority Shareholders with respect to the acquisition of their equity securities in Windermere.

     (l)  RTNT-Borrower Agreements.  RTNT and Borrower shall have entered into
          ------------------------
valid, binding and enforceable agreements satisfactory to the Bank whereby (i) the Board of Directors of Windermere shall be limited to five persons and Borrower shall be entitled to designate three of the five directors until such time as RTNT may have acquired all of the equity securities of Windermere or Borrower shall no longer own any of such equity securities, (ii) Borrower shall have an option to purchase 9% of the outstanding equity securities of Windermere for $101 at any time after 6 months from the date hereof, (iii) RTNT may acquire all of the Shares owned by Borrower for not less than $3,600,000 during the first twelve months following the date hereof, $3,720,000 from and after the end of such period until the second anniversary date hereof (and not thereafter) and Borrower may acquire all of the Shares owned by RTNT after such second anniversary for not more than $1,811,000, (iv) Windermere shall be obligated to
(a) pay Borrower $20,000 per month for consulting services during a ten year period and pay Borrower 25% of Windermere's Net Profits from operations and (b) any services, management or consulting agreement with persons other than RTNT or Borrower shall have been terminated or the appropriate notice of termination shall have been given.

     (m) Litigation. As to any litigation or claim as against Windermere,
         ----------
Borrower or RTNT,

(i) Bank shall have received evidence satisfactory to it that (A) The case styled Heatherwilde III, Ltd., et. al. vs. Windermere Utility Co., Inc., et.
        ---------------------------------------------------------------------
 al., Cause No. 93-01016, pending in
- ----


                                      -7-
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the District Court of Travis County, Texas, 345th Judicial District shall have been dismissed, with prejudice, Windermere shall have executed and delivered the Compromise and Settlement Agreement (and satisfied the terms and conditions therein, to be performed by it on or before the effectiveness of the releases contained therein) on terms and conditions satisfactory to Bank; and Windermere shall not be obligated to pay more than $100,000 in any given year pursuant to the Compromise and Settlement Agreement.

     (B) The case referenced in the Stock Purchase Agreement the "Pflugerville Lawsuit", Cause No. 94-05567 filed in the 261st District Court of Travis County, Texas, shall have been dismissed with prejudice; and

     (ii) Bank shall have received a certificate from Borrower, Windermere, and RTNT that no other litigation is pending or to the best of their knowledge, after due inquiry, threatened against any of them.

     (n) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to Bank, and Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby and thereby as it shall reasonably request.

     The execution and delivery of the Term Note on behalf of Borrower shall constitute a representation and warranty by Borrower that the conditions contained in this Section 10 have been satisfied.

     As used herein, the following terms shall have the meanings set forth below:

     "Purchase and Sale Agreements" shall mean the documents, agreements and instruments listed on Exhibit A hereto (which list also constitutes the "List of Closing Documents" previously furnished by Borrower to Bank) relating to the Purchase and Sale Transactions.

     "Purchase and Sale Transactions" shall mean the transactions whereby (a) Borrower shall have acquired the Promissory Note referenced in Section 10 (h), 49% of the issued and outstanding stock of Windermere free and clear of all liens, claims and encumbrances and shall have entered into the transactions and arrangements described in Section 10 (l), (b) all litigation

                                      -8-
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referenced in Section 10 (m) shall have been dismissed with prejudice, (c) the
City of Austin Transaction shall have occurred and the redemption of shares of the Minority Shareholders as contemplated by Section 10 (k) shall have transpired and (d) to the extent not covered by (a)-(c) above all other transactions contemplated by the Purchase and Sale Agreements shall have occurred.

     "City of Austin Transactions" means the transactions whereby the City of Austin, Texas acquires a portion of the property owned by Windermere pursuant to an Option Agreement and Right of First Refusal by and between Windermere and the City of Austin (which agreement is included within the Purchase and Sale Agreements) and the proceeds of such sale are applied to the redemption described in Section 10 (k).

     "Minority Shareholders" shall mean those persons that are designated as such in the Equity Investment Agreement included within the Purchase and Sale Agreements.

     11. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. Exhibit B attached to this Amendment shall be deemed attached to the Credit Agreement as Exhibit B.

     12. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
SOUTHWEST WATER COMPANY NATIONAL ASSOCIATION


By: /s/Anton C. Garnier              By: /s/Catherine M. Wallace
    -------------------                  -----------------------
Title: President, CEO                    Catherine M. Wallace
                                         Vice President

By: /s/Peter J. Moerbeek
    --------------------
Title: Vice President Finance
       Chief Financial Officer

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